                                                                   EXHIBIT 10.4

[LOGO]                 STANDARD SUBLESSOR-AGENCY AGEEMENT
                         FOR SUBLEASE OF REAL PROPERTY
                               (Non-Residential)
                 AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


1. BASIC PROVISIONS ("BASIC PROVISIONS").

    1.1 PARTIES: This Sublessor-Agency Agreement ("Agreement"), dated for reference purposes only February 15, 1996 is made by and between Animation Magazine/Fortune Petoleum, whose address is 28024 Dorothy Drive/515 W. Greens Road, Houston, TX 77067, telephone number (818) 991-2884/(713)872-1170, Fax
No. (818) 991-3773/(713)872-1213, ("Sublessor"), and TOLD Partners Inc., whose address is 5940 Variel Avenue, Woodland Hills, CA 91367, Telephone number (818) 593-3800, Fax No. (818) 593-3850, ("Agent").


    1.2 MASTER LEASE: That certain lease dated ______________________________, which lease was amended on the following dates _______________________________
______________________________________________________________________________
(it will be assumed no amendments exist unless the amendments are specified here) ("Master Lease"), entered into by and between __________________________ ___________________________________________________________________, as lessor
("Master Lessor") and Animation Magazine, as lessee.
(See Paragraph 3 for further provisions.)


    1.3 PROPERTY: The real property which is the subject of this Agreement, which consists of (check the appropriate box) X all or __ a part of the premises leased to Sublessor under the Master Lease, is commonly known by the street address of 28024 Dorothy Drive, Suite 200, located in the City of Agoura Hills, County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property):
office suite of approximately 3,000 square feet.
("Property"). (See Paragraph 3 for further provisions.)


     1.4 TERM OF AGREEMENT: The term of this Agreement shall commence on February 15, 1996 and expire at 5:00 p.m. on August 31, 1996, except as it may be extended ("Term").


     1.5 SUBLEASE RENTAL AND TERMS: Agent is employed to sublese all or a portion of the Property on the following rental and terms: $3,307.50 per month modified gross
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
or such other rental and terms agreeable to Sublessor.


    1.6 ADDITIONAL PROVISIONS: Additional provisions of this Agreement are set forth in the following blank lines or in an addendeum attached hereto and made a part hereof consisting of paragraphs 1.7 through ____ (it will be assumed no additional provisions exist unless thay are specified here): _________________


    1.7 Animation Magazine's committment to be the responsibility of Fortune Petroleum Corporation. Any dollars derived from sublessee to be paid to Fortune Petroleum Corp.


2. EXCLUSIVE EMPLOYMENT AND RIGHTS.


    2.1 Sublessor hereby employs Agent as Sublessor's sole and exclusive agent to represent Sublessor in subleasing the Property and in all other matters relating to the Master Lease, and to find sublesses for the Property on the terms stated in Paragraph 1.5. Agent shall use reasonably diligent efforts to find such sublessees. Except as otherwise provided herein, Sublessor shall pay the Commission (as hereafter defined) to Agent for a sublease of the Property, whether such sublease is consummated as a result of the efforts of Agent, Sublessor or other persons or entities. Except as otherwise provided herein, all negotiations and discussions for a sublease of the Property or relating to the Master Lease shall be conducted by Agent on behalf of Sublessor. Sublessor shall promptly disclose and refer to Agent all written or oral inquiries or contacts received by Sublessor from any source regarding a possible sublease of the Property.

    2.2 Sublessor authorizes Agent to perform all or any of the following acts:

        (a) Place advertising signs on the Property;

        (b) Place a lock box on the Property if the Property is vacant;

        (c) Accept deposits from potential sublessees; and

        (d) Except as othersie provided herein communicate the availability of the Property for sublease and distribute all documents and information regarding the Property to participants of the multiple ("Multiple") subsidiary of the American Industrial Real Estate Association ("AIK"), to other brokers, and to potential sublessees. Agent shall not, without Sublessor's consent, disclose to anyone the monetary terms of the Master Lease. Unless Sublessor instructs Agent otherwise, Agent shall censor the Master Lease's monetary terms prior to distribution of the Master Lease. Sublessor shall identify to Agent as "confidential" any communication or information provided to Agent that Sublessor considers confidential and desires not to be disclosed by Agent. All other communication and information provided by Sublessor may be disclosed by Agent as Agent may deem appropriate or necessary. After consummation of a sublease of the Property, Agent may publicize the terms of such sublease.


    2.3 Agent shall comply with the Rules of Professional Conduct ("Rules") of AIR, as they may exist from time to time, and shall submit the Property as available for sublease to the Multiple, if and as required by the Rules. Agent shall cooperate with participants in the Multiple and may, at Agent's election, cooperate with other real estate brokers (collectively "Cooperating Broker"). A Cooperating Broker may, as a third-party beneficiary hereof, enforce the terms of this Agreement against Sublessor or Agent.




1990, American Industrial Real Estate Association   Page 1      November, 1990

    2.4 If Agent finds a sublessee or a prospective sublessee for all or a part of the Property, Sublessor hereby authorizes Agent also to represent and act as the agent for such sublessee and Sublessor consents to such dual agency. If a Cooperating Broker finds such a sublessee, then Agent shall act as agent for Sublessor only, the Cooperating Broker shall act as agent for the sublessee only, and the Cooperating Broker shall not be Sublessor's agent, even though the Cooperating Broker's compensation for services rendered is paid by Sublessor because the Cooperating Broker may share Agent's commission. A Cooperating Broker shall not be an agent or subagent of Sublessor or Agent. Sublessor hereby agrees that Agent may represent and act as the agent for the Master Lessor, and Sublessor consents to such multiple agency.

3. PROPERTY; MASTER LEASE.

    3.1 The term "Property" shall include all of the following presently located in the Property which are owned by Sublessor and permitted to be transferred under the Master Lease: permanent improvements (including those items which the laws of the state in which the Property is located consider part of the Property), electrical distribution systems, power panels, buss ducting, conduits, disconnects, lighting fixtures, telephone distribution systems (lines, jacks and connections), space heaters, air conditioning equipment, air lines, carpets, window coverings, wall coverings, partitions, doors, suspended ceiling and built-ins, such as cabinets.

    3.2 Sublessor shall fully and timely perform all of Sublessor's obligations under the Master Lease and maintain the Master Lease in good standing.

    3.3 Within five (5) business days after the commencement of the Term hereof, Sublessor shall provide Agent with the following:
        (a) A true, correct and complete copy of the Master Lease and the amendments or prior assignments, if any, of the Master Lease;
        (b) A Standard Tenancy Statement on the most current form published by the AIR duly completed and executed by Sublessor;
        (c) A Property Information Sheet on the most current form published by the AIR (modified by changing the reference to "Owner" in such form to Sublessor), duly completed and executed by Sublessor;
        (d) Copies of other documents containing any limitations on Sublessor's right, ability and capacity to consummate a sublease; and
        (e) To the extent available to Sublessor, copies of building plans for the Property.

    3.4 Agent shall have no responsibility for maintenance, repair, replacement, operation or security of the Property, all of which shall be Sublessor's sole responsibility. Except as may be caused by Agent's negligent acts or omissions, Agent shall not be liable for any loss, damage, or injury to the person or property of Sublessor anyone in possession of the Property or any sublessee or prospective sublessee, including, but not limited to, those which may occur as a result of Agent's use of lock boxes.

4. COMMISSION.

    4.1 Except as otherwise provided herein, Sublessor shall pay Agent a commission ("Commission") in accordance with the commission schedule attached hereto ("Commission Schedule"), upon the occurrence of the first of any of the following events:
        (a) Agent, Cooperating Broker, Sublessor or anyone else procures a sublessee who is ready, willing and able to sublease the Property or a portion thereof at the rental and on the terms stated herein, or on any other rental and terms agreeable to Sublessor; or
        (b) Sublessor executes a sublease of the Property, or a portion thereof; or
        (c) The Master Lease is, voluntarily or involuntarily, terminated or Sublessor is relieved of future liability for rent under the Master Lease, whether by cancellation, Master Lessor's exercise of any of its rights under the Master Lease or otherwise; or
        (d) Sublessor (i) removes or withdraws the Property from a sublease or the market; (ii) acts as if the Property is not available for a sublease; (iii) treats the Property as not available for a sublease; (iv) breaches, terminates, cancels or repudiates this Agreement; (v) renders the Property unmarketable;
(vi) changes the Master Lease (including, without limitation, reduction of the term of the Master Lease) or changes the physical condition of the Property, which changes adversely impact the value, use, desirability, leasability or marketability of the Property; or (vii) terminates, cancels, repudiates, surrenders, breaches or defaults of its obligations under the Master Lease.

    4.2 If the Master Lease requires Master Lessor's consent to or approval of a sublease, the Sublessor shall, at Sublessor's sole cost and expense, use Sublessor's reasonable best efforts to obtain such consent or approval, and Agent shall not be entitled to the Commission for such sublease unless Master Lessor's consent or approval is obtained or waived by Sublessor and sublessee.

    4.3 The Agent's Commission for Sublessor's release from future rent liability under the Master Lease shall be calculated on the basis of the total base rent which otherwise would have been due from Sublessor for the remaining term of the Master Lease ("Base Rent"). In calculating the Agent's Commission, all forms of consideration paid by a sublessee or by Master Lessor to Sublessor shall be considered, including, without limitation, rent, good will and key money, all of which amounts shall be deemed included in the Base Rent.

5. ALTERNATIVE TRANSACTION. Agent shall, without the necessity of any further acts by Sublessor or Agent or an amendment to this Agreement, also be Sublessor's sole and exclusive Agent for an assignment of Sublessor's interest in the Master Lease ("Alternative Transaction") and represent Sublessor in such Alternative Transaction, under the terms and conditions of this Agreement. If, during the Term hereof, an Alternative Transaction is entered into, then Sublessor shall pay Agent a commission for the Alternative Transaction in accordance with the Commission Schedule.

6. EXCLUDED AND REGISTERED PERSONS.

    6.1 Sublessor shall, within five (5) business days after the date hereof, provide Agent, in writing, with the names of those persons or entities registered with Sublessor by any other broker under any prior sublessor-agency or listing agreements concerning subleasing of the Property ("Excluded Persons"). If Sublessor timely provides Agent with the names of the Excluded Persons, then Agent shall not be entitled to a Commission with respect to consummation of a sublease of the Property with an Excluded Person. If Sublessor fails to so notify Agent of the existence of any Excluded Persons, then it shall be conclusively deemed that there are no Excluded Persons.

    6.2 Agent shall, within five (5) business days after the expiration of the Term hereof, provide Sublessor, in writing, with the names of those persons or entities with whom Agent either directly or through another broker had negotiated for a sublease of the Property during the term hereof ("Registered Persons"). Those persons or entities from whom Sublessor during the Term hereof received written offers or letters of intent for a sublease of the Property automatically shall be deemed to be Registered Persons, without the necessity of any notice by Agent. If Agent fails to timely notify Sublessor of the existence of any other Registered Persons, then it shall be conclusively deemed that there are no other Registered Persons.

    6.3 If, within one hundred eighty (180) days after the expiration of the Term hereof, Sublessor enters into a contract with a Registered Person for consummation of a sublease of the Property, then Sublessor shall pay Agent a commission for such sublease in accordance with the Commission Schedule upon the earlier of (i) consummation of such sublease; (ii) termination of the Master Lease; or (iii) release of Sublessor from future liability for rent under the Master Lease, whether by cancellation, Master Lessor's exercise of any of its rights under the Master Lease or otherwise.

    6.4 If, within one hundred eighty (180) days after the expiration of the Term hereof, Sublessor enters into another sublessor-agency or listing agreement with a broker other than Agent for any transaction concerning the Property, then Sublessor shall provide to Sublessor's new broker the names of the Registered Persons, and provide in such new agreement that the new broker shall not be entitled to receive any of the compensation payable to Agent hereunder for consummation of a sublease of the Property with a Registered Person.

7. SUBLESSOR'S REPRESENTATIONS.

    7.1 Sublessor represents and warrants to Agent and Cooperating Broker as follows:
        (a) Each person executing this Agreement on behalf of Sublessor has the full right, power and authority to execute this Agreement as or on behalf of Sublessor;
        (b) Sublessor has the full right, power and authority to execute and deliver this Agreement, to consummate a sublease of the Property and to perform Sublessor's obligations hereunder;
        (c) The execution, delivery and performance of this Agreement by Sublessor or Agent will not breach any provision of the Master Lease;
        (d) Sublessor is not the subject of a bankruptcy, insolvency, probate or conservatorship proceeding;
        (e) There are no effective, valid or enforceable option rights, rights of first refusal, rights of first offer or any other restrictions, impediments or limitations on Sublessor's right, ability and capacity to consummate a sublease of the Property, except as disclosed in writing by Sublessor to Agent under Paragraph 3.3(d) above.


1990, American Industrial Real Estate Association   PAGE 2     November, 1990

9. SUBLESSOR'S ACKNOWLEDGEMENTS. Sublessor acknowledges that Sublessor has been and is now advised by Agent to consult and retain Sublessor's own experts to advise and represent Sublessor concerning the legal and tax effects of this Agreement and consummation of a sublease of the Property, as well as the condition and/or legality of the Property, including, but not limited to, the Property's improvements, equipment, soil, tenancies, title and environmental aspects. Agent shall have no obligation to investigate any such matters unless expressly otherwise agreed to in writing by Sublessor and Agent. Sublessor further acknowledges that in determining the financial soundness of any prospective sublessee or security offered, Sublessor will rely solely upon Sublessor's own investigation, notwithstanding Agent's assistance in gathering such information.

9. MISCELLANEOUS.

        9.1 This Agreement shall not be construed either for or against Sublessor or Agent, but shall be interpreted, construed and enforced in accordance with the mutual intent of the parties ascertainable from the language of this Agreement.

        9.2 All payments by Sublessor to Agent shall be made in lawful United States currency. If Sublessor fails to pay to Agent any amount when due under this Agreement, then such amount shall bear interest at the rate of 15% per annum or the maximum rate allowed by law, whichever is less.

        9.3 In the event of litigation or arbitration between or among Sublessor, Agent, a Cooperating Broker, a sublessee or prospective sublessee of the Property, or any of them, arising under or relating to this Agreement, the prevailing party shall be paid its attorney's fees and costs by the losing party. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be in an amount to fully reimburse all attorney's fees reasonably incurred in good faith.

        9.4 Sublessor hereby releases and relieves Agent, and waives Sublessor's entire right of recovery against Agent, for direct or consequential loss or damage arising out of or incident to the perils covered by the property insurance carried by Sublessor, whether or not due to the negligence of Agent.

10. ARBITRATION OF DISPUTES.

        10.1 ANY CONTROVERSY BETWEEN OR AMONG SUBLESSOR, AGENT AND COOPERATING BROKER, OR ANY OF THEM, ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE DETERMINED BY BINDING ARBITRATION TO BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER AND IN ACCORDANCE WITH THE COMMERCIAL RULES OF SUCH ASSOCIATION. HEARINGS ON SUCH ARBITRATION SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED.

        10.2 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

        10.3 WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

T.J.F.                        W.L.B.
-----------------             -----------------------         -----------------
Tyrone J. Fairbanks           William L. Buck                 Agent's Initials
Fortune Petroleum             Sublessor's Initials
Corporation

        Sublessor hereby acknowledges receipt of a copy of this Agreement, including the Commission Schedule.

          "SUBLESSOR"                                    "AGENT"

      Animation Magazine                           TOLD Partners Inc.
----------------------------------           ----------------------------------

----------------------------------           ----------------------------------

By: WILLIAM L. BUCK                          By:
    ------------------------------               ------------------------------
                                                 Brian Lebow
Name Printed: William L. Buck
              --------------------

Title: General Manager
       ---------------------------
                                             By: ------------------------------

Date: February 16, 1996                      Date: February    , 1996
      ----------------------------                 ----------------------------


   Fortune Petroleum Corp.

By: TYRONE J. FAIRBANKS
    -----------------------------

Name Printed: Tyrone J. Fairbanks
              -------------------

Title: President & CEO
       --------------------------

Date: February 16, 1996
      ---------------------------

     NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. Telephone No.: (213) 687-8777. Fax No.: (213) 687-8616.

Copyright 1990, American Industrial Real Estate Association      November, 1990

                        [TOLD PARTNERS INC. LETTERHEAD]

                     SCHEDULE OF SALE AND LEASE COMMISSIONS

A. SALES

As to all sales of improved real property, the commission shall be six percent (6%) of the gross sales price. As to all sales of unimproved real property, business opportunities and personal property the commission shall be ten percent (10%) of the gross sales price. Gross sales price shall include all consideration to be received by the Seller, including, without limitation, relief from liability. The commission shall be paid upon close of escrow or, if there is no escrow, then upon recordation of the deed to TOLD Partners Inc., provided that if the transaction calls for a land sale contract, then upon execution of said contract. If, However, the Owner conveys the property or any interest therein to a joint venture or partnership, the commission shall be calculated on the basis of the fair market value of that interest in the property which is transferred. The commission shall be paid upon contribution or transfer by agreement or deed, as the case may be. If the Owner is a partnership, corporation or other business entity, and an interest in the partnership, corporation or the business entity is transferred, whether by merger, outright purchase, or otherwise, in lieu of a sale of the property, and applicable law does not prohibit the payment of a commission in connection with such sale or transfer, the commission shall be calculated on the fair market value of the property rather than the gross sales price, multiplied by the percentage of interest so transferred, and shall be paid at the time of the transfer.

B. LEASES

Net Leases                              Gross Leases

TERM OF LESS THAN 5 YEARS               TERM OF LESS THAN 5 YEARS

7% of the total base rental for the     6% of the total base rental for the
first 24 months in which rent is to     first 24 months in which rent is to
be paid, plus                           be paid, plus

6% of the total base rental for the     5% of the total base rental for the
next 12 months in which rent is to      need 12 months in which rent is to
be paid, plus                           be paid, plus

5% of the total base rental for the     4% of the total base rental for the
remainder of the lease term.            remainder of the lease term.

TERM 5 YEARS THROUGH 25 YEARS           TERM 5 YEARS THROUGH 25 YEARS

6% of the total base rental for the     5% of the total base rental for the
first 60 months in which rent is to     first 60 months in which rent is to
be paid, plus                           be paid, plus

3.5% of the total base rental for       2.5% of the total base rental for
the next 60 months in which rent        the next 60 months in which rent
is to be paid, plus                     is to be paid, plus

2.5% of the total base rental for       1.5% of the total base rental for
the remainder of the lease term.        the remainder of the lease term.

1.      Payment of Lease Commissions.

        Commissions shall be due and payable to TOLD Partners Inc. upon execution of a lease by the Owner and a tenant. Commissions shall be computed in accordance with the above rates based upon the aggregate rental set forth in the lease, excluding any additional rent payable pursuant to tax, operating and cost of living escalation provisions. If a rental concession is made by the Owner allowing a tenant not to pay rent for any months or partial months during the lease term, then the commission shall be calculated on the gross rental that is to actually be paid for the entire term. If the rental concession is granted to tenant whether in the form of a credit against rent, construction, decoration or otherwise, there shall be no deduction from the aggregate rental set forth in the lease.

        In the course of a surrender, buyout, cancellation, assignment or sale of a lease, the commission shall be based upon the aggregate rental for the remaining unexpired term of the lease, plus any consideration paid to the Owner or any other party for such surrender, cancellation, assignment, or sale of a lease.

2.      Month-to-Month Tenancy.

        The minimum commission for a month-to-month tenancy, tenancy-at-will, or occupancy by a tenant without a written Lease shall be fifty (50%) percent of the first month's rent, plus six percent (6%) of each month's rent thereafter. The minimum fee shall be Five Hundred Dollars ($500.00), payable upon tenant occupancy. In the event the parties enter into a lease or leases, then additional leasing commission(s) shall be paid as provided for herein.

3.      Extension of Lease or Additional Space Taken.

        If, by virtue of provisions in the lease, or through subsequent modification of such provisions (a) the term of a lease is extended or
        (b) the tenant occupies additional space or if the tenant extends the lease term or takes additional space during the first half of the original lease term, then a leasing commission shall be paid at such time as said term is extended or said additional space is occupied. Said leasing commission shall be computed in accordance with the provisions for this Schedule and by using the rates applicable as if the initial term of the lease had included said extension period or the promises initially leased had included said additional space.

4.  Purchase of Property By Tenant or Related Entity.

    Should a tenant, its successors or assignees, or any entity owned or controlled by a tenant, or any agent, officer, employee or shareholder of a tenant purchase the property or contract to purchase the property during the term of the lease or any extension thereof or within ninety (90) days after the expiration thereof pursuant to provisions contained in the lease or through subsequent modification of such provisions, then a sales commission shall be paid at the time said purchase is consummated in accordance with the provisions of this Schedule. Said sales commission shall be computed at the rate set forth hereinabove for sales, less the amount of lease commissions previously paid to the broker relating to that portion of the lease term which is canceled by reason of such sale. In no event shall such credit exceed the amount of the sales commission.

5.  Percentage Rental.

    If a lease contains a percentage rent clause, the Owner shall pay a commission on the percentage rent at the same rate as applicable for the minimum guaranteed rent as above provided. This commission shall be due and payable within fifteen (15) days after the tenant's final payment and accounting of percentage rent for the preceding lease year. At the end of the third full lease year, the Owner shall pay a commission on percentage rent for the remainder of the original term of the lease calculated upon the assumption that the percentage rent for each year of the remainder of the lease term will be the same as the percentage rent for the third full lease year.

6.  Tenant's Right to Cancel.

    In the event a tenant has the right to cancel the lease at any time subsequent to the commencement of the term, but prior to the expiration date set forth in the lease, Broker shall be paid a commission based on the aggregate rental for the uncancellable portion of the term, plus any cancellation penalty or fee payable by tenant pursuant to the lease; thereafter, if the lease is not canceled or if the right of cancellation is exercisable by the Owner only. Broker shall be paid the balance of the commission based on the aggregate rental for the remaining portion of the lease term, less any cancellation penalty or fee. If the right of cancellation is by mutual agreement, not pursuant to a provision contained in the lease, or if the right of cancellation is contingent on the Owner's acts or failure to act or otherwise within the Owner's control, Broker shall be paid a full commission for the entire lease term. A lease shall not be deemed canceled within the meaning of this paragraph unless the tenant vacates the premises.

7.  Minimum Commission.

    Except for month-to-month rentals, Broker's minimum commission is One Thousand Dollars ($1,000.00) per transaction.

8.  Default.

    In the event the Owner/Seller fails to make timely payments hereunder, any delinquent amounts shall bear interest at the maximum legal rate of the state of residence of the TOLD Partners Inc. office executing this Schedule form the date due until paid.

9.  Attorney's Fees and Costs.

    In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party or parties to such litigation shall pay to the successful party or parties all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party or parties, and if such successful party or parties shall recover judgment in any such motion or proceeding, such costs, expenses and attorney's fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs are awarded, the successful party shall be determined by the court.

10. Dispute resolution.

    Any controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance or breach of this commission agreement shall be finally determined, at the request of either party, by arbitration conducted in Los Angeles, California, in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or federal Court having jurisdiction thereof. Our signatures to this Schedule shall reflect our intent that this agreement to arbitrate be valid, enforceable and irrevocable.

The undersigned Owner/Seller hereby acknowledges receipt of a copy of this Schedule and further agrees that it shall be binding upon the heirs, successors and assigns of the undersigned. The term "Owner" when used herein shall be deemed to mean the owner of a property, a tenant under a ground lease, and/or any tenant desiring to effect subleases. The term "Seller" when used herein shall mean the owner of real property, a seller of a leasehold interest, and/or a seller of a business. The terms "Owner" and "tenant", when used herein, shall be deemed to mean the same as landlord and tenant.

Additional Terms and Conditions: All compensation to brokers are responsibility of Fortune Petroleum Corporation

Approved this 16 day of February, 1996    Accepted this __ day of February, 1996
                                          TOLD Partners, Inc.
By: /s/ Tyrone J. Fairbanks                By
   --------------------------------         -----------------------------------
    President and CEO                         Brian Lebow

Animation Magazine

By: /s/ William D. Buck
   --------------------------------